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EXHIBIT 10.1
                   NON QUALIFIED STOCK OPTION AWARD AGREEMENT

Name of Optionee:
                 ------------------------------------
Grant Date:
           ------------------------------------------
Number of Option Shares:
                        -----------------------------
Option Price Per Share: $
                         ----------------------------

         This Agreement evidences the grant by Compass Minerals International, Inc., a Delaware corporation (the "Company") of a non-qualified stock option to the above-referenced "Optionee" as of the "Grant Date" hereof pursuant to the Compass Minerals International, Inc. 2005 Incentive Award Plan (the "Plan").

         1. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

         2. Option Price. On the terms and subject to the conditions of the Plan and this Agreement, Optionee shall have the option (the "Option") to purchase shares of Stock at the price per share (the "Option Price") and in the amounts set forth above. Payment of the Option Price may be made in any manner specified under Section 5.1(c) of the Plan. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Upon Optionee's termination of employment or service with the Company for any reason, the unvested portion of the Option shall terminate.

         3. Term. The term of the Option shall commence on the Grant Date and expire on the seventh (7th) anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

         4. Vesting. The Option shall become non-forfeitable and shall become exercisable according to the following provisions:

                  (a) Twenty-five percent (25%) of the Option shall become vested and exercisable on each of the first four anniversaries of the Grant Date; provided, however, if a Change of Control shall occur prior thereto, then one hundred percent (100%) of the Option shall become immediately vested and exercisable if: (i) the Option is not assumed or an economically equivalent option or right is not substituted by the surviving entity following such Change in Control, or (ii) Optionee's employment is involuntarily terminated without Cause (as defined in paragraph 8 below) or voluntarily terminated for Good Reason (as defined in Section 4(d) below) within 18 months following such Change of Control.

                  (b) To the extent vested, the Option may be exercised in whole or in part by delivery of notice of exercise and the Option Price to the Company no later than the earliest of the dates set forth in paragraph 5.

                  (c) Notwithstanding anything contained herein to the contrary, the Option shall cease vesting upon Optionee's termination of employment or service with the Company and/or its Subsidiaries for any reason other than retirement or disability, and no portion of the Option which

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         is not vested as of such time shall become vested thereafter. All decisions by the Committee with respect to any calculations pursuant to this paragraph shall be final and binding on Optionee.

                  (d) For purposes of this Agreement, "Good Reason" means, without Optionee's express written consent, the occurrence of any of the following events within 18 months after a Change of Control:

                           (i) a material adverse change in Optionee's duties or
                  responsibilities as of the Change of Control (or as the same may be increased from time to time thereafter); provided, however, that Good Reason shall not be deemed to occur upon a change in Optionee's reporting structure, upon a change in Optionee's duties or responsibilities that is a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this paragraph, or upon a change in Optionee's duties or responsibilities that is part of an across-the-board change in duties or responsibilities of employees at Optionee's level;

                           (ii) any reduction in Optionee's annual base salary
                  or annual target or maximum bonus opportunity in effect as of the Change of Control (or as the same may be increased from time to time thereafter); provided, however, that Good Reason shall not include such a reduction of less than 10% that is part of an across-the-board reduction applicable to employees at Optionee's level;

                           (iii) Company's (A) relocation of Optionee more than
                  50 miles from Optionee's primary office location and more than 50 miles from Optionee's principal residence as of the Change of Control or (B) requirement that Optionee travel on Company business to an extent substantially greater than Optionee's travel obligations immediately before such Change of Control; or

                           (iv) a reduction of more than 10% in the aggregate
                  benefits provided to Optionee under the Company's employee benefit plans, including but not limited to any "top hat" plans designated for key employees, in which Optionee is participating as of the Change of Control.

                  Notwithstanding the foregoing, Optionee must provide notice of termination of employment to the Company within 90 days of Optionee's knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement. Additionally, an isolated, insubstantial, and inadvertent action taken in good faith and that is remedied by the Company within 10 days after receipt of notice thereof given by Optionee shall not constitute Good Reason.

         5. Exercise of Option. The Option shall automatically terminate and shall be null and void and be of no further force and effect upon the earliest of:

                  (a) The third (3rd) anniversary of Optionee's termination of employment or service with the Company or Subsidiary, as the case may be, due to retirement or disability; or

                  (b) The first (1st) anniversary of Optionee's death; or

                  (c) The first (1st) anniversary of an Optionee's termination of employment without Cause or for Good Reason within 18 months following a Change of Control; or

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                  (d) The ninetieth (90th) day following Optionee's termination of employment or service with the Company and/or its Subsidiaries for any reason not described in (a), (b) or (c) above; or

                  (e) The seventh (7th) anniversary of the Grant Date.

         Notwithstanding the foregoing, if Optionee's right to exercise the Option expires during a blackout trading period and Optionee is prohibited from exercising the Option during such period due to trading restrictions, Optionee shall have an additional thirty (30) days following the expiration of such blackout period to exercise the Option.

         For purposes of this Agreement, "retirement" means a voluntary termination of employment or service on or after age sixty-two (62) and with a combined age and years of service of at least sixty-seven (67). The term "disability" means Optionee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve
(12) months; or is, by reason of a medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

         6. Restriction on Transfer. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by Optionee and may be exercised during the lifetime of Optionee only by Optionee. If Optionee dies, the Option shall thereafter be exercisable, during the period specified in paragraph 5 of this Agreement, by his or her executors or administrators to the full extent to which the Option was exercisable by Optionee at the time of his or her death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

         7. Optionee's Employment. Nothing in the Option shall confer upon Optionee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, to terminate Optionee's employment or service or to increase or decrease Optionee's compensation at any time.

         8. Termination for Cause. Notwithstanding any provision in this Agreement to the contrary, if Optionee is involuntarily terminated for Cause, then the Option (regardless of whether or not vested) shall automatically terminate and shall be null and void and be of no further force and effect.

         For purposes of this Agreement, "Cause" means (i) the conviction of Optionee of, or plea of guilty or nolo contendere by Optionee to, a felony or misdemeanor involving moral turpitude, (ii) the indictment of Optionee for a felony or misdemeanor under the federal securities laws, (iii) the willful misconduct or gross negligence by Optionee resulting in material harm to the Company or any Subsidiary, (iv) fraud, embezzlement, theft, or dishonesty by Optionee against the Company or any Subsidiary, or willful violation by Optionee of a policy or procedure of the Company, resulting in any case in material harm to the Company, or (v) breach of any confidentiality agreement or obligation and/or breach of any Restrictive Covenant Agreement or similar agreement by and between Optionee and the Company. For purpose of this paragraph, no act or failure to act by Optionee shall be considered "willful" unless done or omitted to be done by Optionee in bad faith and without reasonable belief that Optionee's action or omission was in the best interests of the Company or its Subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board shall be conclusively presumed to be done, or omitted to be done, by Optionee in good faith and in the best

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interests of the Company. The Company must notify Optionee of any event constituting Cause within ninety (90) days following the Company's knowledge of its existence or such event shall not constitute Cause under this Agreement.

         9. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
If to the Company, to it at:

         Compass Minerals International, Inc.
         9900 West 109th Street
         Overland Park KS 66210
         Attn: Vice President Human Resources

         If to Optionee, to him or her at the address set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         11. Optionee's Undertaking. Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Optionee pursuant to the express provisions of this Agreement and the Plan.

         12. Modification of Rights. The rights of Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Option granted hereby).

         13. Governing Law. This Agreement shall be governed under the laws of the State of Delaware without regard to the principles of conflicts of laws. Each party hereto submits to the exclusive jurisdiction of the United States District Court for the District of Kansas (Kansas City, Kansas). Each party hereto irrevocably waives, to the fullest extent permitted by law, any objections that either party may now or hereafter have to the aforesaid venue, including without limitation any claim that any such proceeding brought in either such court has been brought in an inconvenient forum, provided however, this provision shall not limit the ability of either party to enforce the other provisions of this paragraph.

         14. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         15. Entire Agreement. This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

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         16. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         17. Enforcement. In the event the Company or any Optionee institutes litigation to enforce or protect its rights under this Agreement or the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

         18. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

         19. Restrictive Covenant. Notwithstanding any provision in this Agreement to the contrary, the award hereunder is expressly conditioned upon Optionee's execution of a Restricted Covenant Agreement in the form designated by the Company. If Optionee fails or refuses to execute such Restricted Covenant Agreement, this Agreement shall be null and void ab initio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.


                           COMPASS MINERALS INTERNATIONAL, INC.

                           By:
                              ---------------------------------
                           Name:
                                -------------------------------
                           Title:
                                 ------------------------------
                           OPTIONEE

                           ------------------------------------

                           Residence Address

                           ------------------------------------

                           ------------------------------------

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                         DIVIDEND EQUIVALENTS AGREEMENT


Name of Grantee:
                ---------------------------------------
Grant Date:
           --------------------------------------------
Number of Option Shares:
                        -------------------------------

         This Agreement evidences the grant by Compass Minerals International, Inc., a Delaware corporation (the "Company") of the right to receive Dividend Equivalents to the above-referenced "Grantee" as of the "Grant Date" hereof pursuant to the Compass Minerals International, Inc. 2005 Incentive Award Plan (the "Plan").

         WHEREAS, the Company and Grantee are parties to a separate Non-Qualified Stock Option Award Agreement dated as of the same date hereof (the Option Agreement"), pursuant to which Grantee has the option to purchase shares of common stock of the Company ("Option Shares"); and

         WHEREAS, the Company desires to award Dividend Equivalents with respect to the number of Option Shares subject to the Option Agreement; and

         WHEREAS, capitalized terms used herein but not otherwise defined shall have the same meaning as ascribed thereto under the Plan;

         NOW, THEREFORE, the Company and Grantee agree as follows:

         1. Dividend Equivalents. Pursuant to Section 8.4 of the Plan, Grantee shall be entitled to receive Dividend Equivalents based upon the number of Option Shares (including both vested and non-vested portions) subject to the Option Agreement. Such Dividend Equivalents shall be paid concurrently with any dividends or distributions paid on the Company's Stock during the time and to the extent the option is outstanding and shall be equal to one hundred percent (100%) of the value of the cash dividend (or other property being distributed) per share being paid on the Company's Stock times the number of Option Shares subject to the Option Agreement. Dividend Equivalents shall paid in cash, shares of the Company's Stock or such other property as may be distributed to the Company's stockholders.

         2. Grantee's Employment. Nothing in this Agreement shall confer upon Grantee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, to terminate Grantee's employment or service or to increase or decrease Grantee's compensation at any time.

         3. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

         4. Governing Law. This Agreement shall be governed under the laws of the State of Delaware without regard to the principles of conflicts of laws. Each party hereto submits to the exclusive jurisdiction of the United States District Court for the District of Kansas (Kansas City, Kansas). Each party hereto irrevocably waives, to the fullest extent permitted by law, any objections that either party may now or hereafter have to the aforesaid venue, including without limitation any claim that any such proceeding brought in either such court has been brought in an inconvenient forum, provided however, this provision shall not limit the ability of either party to enforce the other provisions of this paragraph.

         5. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

         6. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

         7. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         8. Enforcement. In the event the Company or Grantee institutes litigation to enforce or protect its rights under this Agreement or the Plan, the party prevailing in any such litigation shall be paid by the non-prevailing party, in addition to all other relief, all reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

         9. Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

         10. Restrictive Covenant. Notwithstanding any provision in this Agreement to the contrary, the award hereunder is expressly conditioned upon Grantee's execution of a Restricted Covenant Agreement in the form designated by the Company. If Grantee fails or refuses to execute such Restricted Covenant Agreement, this Agreement shall be null and void ab initio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

                                    COMPASS MINERALS INTERNATIONAL, INC.

                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                           -------------------------
                                    GRANTEE

                                    --------------------------------

                                    Residence Address

                                    --------------------------------

                                    --------------------------------